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                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report dated February 5, 1996 (except with respect to matter discussed in Note 6 regarding Series C redeemable convertible preferred stock, as to which the date is March 15, 1996) and to all references to our firm included in or made part of this Registration Statement.

                                          /s/ Arthur Andersen LLP

                                          Arthur Andersen LLP

Boston, Massachusetts

May 10, 1996